As filed with the Securities and Exchange Commission on November 13, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Lineage Cell Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	94-3127919 (I.R.S. employer identification number)

2173 Salk Avenue, Suite 200, Carlsbad, CA (Address of principal executive offices)	92008 (Zip Code)

Lineage Cell Therapeutics, Inc. 2021 Equity Incentive Plan

(Full title of the plan)

George A. Samuel III

General Counsel and Secretary

Lineage Cell Therapeutics, Inc.

2173 Salk Avenue, Suite 200 Carlsbad, CA 92008

(Name and address of agent for service)

(442) 287-8990

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Lineage Cell Therapeutics, Inc. (“Lineage”), with the U.S. Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 19,500,000 common shares that may be issued under the Lineage 2021 Equity Incentive Plan (the “2021 Plan”). At Lineage’s annual meeting of shareholders held on September 6, 2023, Lineage’s shareholders approved an amendment to the 2021 Plan to increase the number of common shares reserved for issuance of awards made thereunder by a total of 19,500,000.

Lineage previously filed a Registration Statement on Form S-8 with the Commission on September 28, 2021 (File No. 333-259853) (the “Prior Registration Statement”) to register an aggregate of 30,358,599 common shares available for issuance under the 2021 Plan, consisting of, at a maximum, the sum of (i) 15,000,000 shares and (ii) an estimated 15,358,599 Prior Plan Returning Shares (as defined in the 2021 Plan). This Registration Statement registers an additional 19,500,000 common shares for issuance under the 2021 Plan, thereby increasing the total number of common shares available for issuance under the 2021 Plan to an amount not to exceed the sum of (i) 34,500,000 shares and (ii) the Prior Plan Returning Shares, if any, as such shares become available from time to time.

This Registration Statement relates to securities of the same class as those registered under the Prior Registration Statement and is being filed in accordance with General Instruction E to Form S-8. Pursuant to such instruction, the contents of the Prior Registration Statement related to the 2021 Plan are hereby incorporated by reference in and made part of this Registration Statement, except to the extent supplemented, superseded or modified by the specific information set forth below and/or the specific exhibits attached under Item 8 hereto, pursuant to Rule 412 under the Securities Act of 1933, as amended (the “Securities Act”).

In accordance with the instructional Note to Part I of Form S-8, the information specified by Part I of Form S-8 has been omitted from this Registration Statement for offers of common shares pursuant to the 2021 Plan. The documents containing the information specified in Part I will be delivered to the participants in the 2021 Plan as required by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

The following exhibits are filed as a part of or incorporated by reference into this Registration Statement:

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
5.1	Opinion of Sheppard, Mullin, Richter & Hampton, LLP					X
23.1	Consent of WithumSmith+Brown, PC					X
23.2	Consent of Sheppard, Mullin, Richter & Hampton, LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (contained on the signature page of this Registration Statement)					X
99.1	Lineage Cell Therapeutics, Inc. 2021 Equity Incentive Plan	8-K	001-12830-211254211	10.1	09/15/2021
99.2	Amendment to the Lineage Cell Therapeutics, Inc. 2021 Equity Incentive Plan	8-K	001-12830-231242967	10.1	09/06/2023
99.3	Form of Stock Option Grant Notice and Agreement for Employees and Consultants under the Lineage Cell Therapeutics, Inc. 2021 Equity Incentive Plan	10-Q	001-12830-211396840	10.4	11/10/2021
99.4	Form of Stock Option Grant Notice and Agreement for Non-Employee Directors under the Lineage Cell Therapeutics, Inc. 2021 Equity Incentive Plan	10-Q	001-12830-211396840	10.5	11/10/2021
99.5	Form of Restricted Stock Unit Award Grant Notice and Agreement under the Lineage Cell Therapeutics, Inc. 2021 Equity Incentive Plan	10-Q	001-12830-211396840	10.6	11/10/2021
107.1	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on November 13, 2023.

LINEAGE CELL THERAPEUTICS, INC.

By:	/s/ Brian M Culley
Name:	Brian M Culley
Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Lineage Cell Therapeutics, Inc., constitutes and appoints Brian M. Culley and Jill Ann Howe, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any one or more amendments to any part of this Registration Statement, including any post- effective amendments, or appendices or supplements that may be required to be filed under the Securities Act of 1933, as amended, to keep such Registration Statement effective or to terminate its effectiveness, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she himself or herself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian M. Culley	Chief Executive Officer and Director	November 13, 2023
Brian M. Culley	(Principal Executive Officer)

/s/ Jill Ann Howe	Chief Financial Officer	November 13, 2023
Jill Ann Howe	(Principal Financial and Accounting Officer)

/s/ Alfred D. Kingsley	Chair of the Board	November 13, 2023
Alfred D. Kingsley

/s/ Dipti Amin	Director	November 13, 2023
Dipti Amin

/s/ Deborah Andrews	Director	November 13, 2023
Deborah Andrews

/s/ Don M. Bailey	Director	November 13, 2023
Don M. Bailey

/s/ Neal C. Bradsher	Director	November 13, 2023
Neal C. Bradsher

/s/ Anula Jayasuriya	Director	November 13, 2023
Anula Jayasuriya

/s/ Michael H. Mulroy	Director	November 13, 2023
Michael H. Mulroy

/s/ Angus C. Russell	Director	November 13, 2023
Angus C. Russell

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